UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2007 (December 11, 2007)

Conversion Services International, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-30420	20-1010495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Eagle Rock Avenue, East Hanover, New Jersey	07936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 560-9400

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2007, Conversion Services International, Inc. (the “Company”) entered into an Omnibus Amendment and Waiver No. 3 (the “Amendment”) with Laurus Master Fund, Ltd. ("Laurus"), pursuant to which it, among other things, (a) amended that certain Security Agreement, dated as of February 1, 2006 (as amended, modified or supplemented form time to time, the “Security Agreement”) and (b) amended that certain secured non-convertible revolving promissory note, issued February 1, 2006 (as amended, modified or supplemented form time to time, the “Revolving Note”).

Pursuant to the Amendment, the Company: (i) amended the Revolving Note to extend the maturity date from December 31, 2007 to March 31, 2008 and to reduce the principal amount to $3,000,000 and, (ii) amended the Security Agreement to redefine the term “Capital Availability Amount” to $3,000,000.

In connection with the amendments, The Company and its subsidiaries will make a payment of $25,000 to Laurus Capital Management, LLC.

Item 9.01. Exhibits.

Exhibits

10.1	Omnibus Amendment and Waiver No. 3 dated December 11, 2007
This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2007	CONVERSION SERVICES INTERNATIONAL, INC.

	By:	/s/ Scott Newman
Name: Scott Newman
Title: President and Chief Executive Officer